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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 25, 2002


                               EPIX MEDICAL, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                   000-21863               04-3030815
        --------                   ---------               ----------
     (State or other              (Commission             (IRS Employer
     jurisdiction of              File Number)          Identification No.)
                                 incorporation)


                                71 ROGERS STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                         ------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 250-6000
                                                           --------------


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ITEM 5.  OTHER EVENTS.

On January 18, 2002, the Company announced that it has finalized its offering announced on January 15, 2002 to sell 2.575 million newly issued shares to a select group of new and existing shareholders at a price of $12.50 per share. The shares of common stock were offered through a prospectus supplement pursuant to the Company's effective shelf registration statement. Robertson Stephens served as placement agent for the offering. The offering raised net proceeds for EPIX of approximately $30.2 million.

The press release announcing the finalization of the placement of the Company's shares is filed as an exhibit to this Form 8-K, and is incorporated by reference into this Item 5. The foregoing description of such document and the transactions contemplated therein is qualified in its entirety by reference to such exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

99.1     Press Release of the Company dated January 18, 2002



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     EPIX MEDICAL, INC.
                                                     (Registrant)

Date: January 25, 2002

                                                     /s/ Michael D. Webb
                                                     ---------------------------
                                                     Michael D. Webb
                                                     Chief Executive Officer



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                                  EXHIBIT INDEX
Exhibit Number    Description
--------------    -----------
     99.1         Press Release of the Company dated January 18, 2002